Exhibit 21
CERTAIN SUBSIDIARIES OF MARKEL CORPORATION

Subsidiary	State or Other Jurisdiction of Incorporation or Organization

Alterra Capital Holdings Limited	Bermuda
Lodgepine Capital Management Limited	Bermuda
Markel Bermuda Limited	Bermuda
Markel CATCo Investment Management Ltd.	Bermuda
Markel CATCo Re Ltd.	Bermuda
Markel CATCo Reinsurance Fund Ltd.	Bermuda
Black/White & Associates Insurance Brokers	California
Essentia Insurance Company	Missouri
Evanston Insurance Company	Illinois
Markel American Insurance Company	Virginia
Markel Aspen, Inc.	Delaware
FirstComp Insurance Company	Nebraska
Markel Holdings GmbH	Germany
Markel Insurance S.E.	Germany
Markel India Investments, Inc.	Virginia
Markel Insurance Company	Illinois
Markel Global Reinsurance Company	Delaware
Markel International Holdings (Delaware) Limited	Delaware
Caunce O'Hara & Company Limited	England
FSB Insurance Service Limited	England
Galleon Marine Insurance Agency Limited	England
Markel Capital Limited	England
Markel Consultancy Services Limited	England
Markel International (Dubai) Limited	Dubai/UAE
Markel International Hong Kong Limited	Hong Kong
Markel International Insurance Company Limited	England
Markel International Labuan Limited	Malaysia
Markel International Singapore Pte. Limited	Singapore
Markel Law LLP	England
Markel Protection Limited	England
Markel Services India Private Limited	India
Markel Syndicate Management Limited	England
Markel Service, Incorporated	Virginia
Markel Surety Holding Corporation	Delaware
SureTec Insurance Company	Texas
Surety International SPC	Cayman Islands
Markel Ventures, Inc.	Virginia
Brahmin Leather Works, LLC	Delaware
Buckner Heavylift Cranes, LLC	North Carolina
CapTech Ventures, Inc.	Virginia
Costa Farms Holdings, LLC	Florida
Cottrell, Inc.	Georgia
Eagle Construction of Va., LLC	Virginia
Ellicott Dredge Enterprises, LLC	Maryland

Havco WP LLC	Delaware
Lansing Building Products, LLC	Virginia
Markel Eagle Investment, LLC	Virginia
Markel Eagle Investment II, LLC	Virginia
Markel Food Group, Inc.	Virginia
Metromont, LLC	South Carolina
Panel Specialists, Inc.	Texas
ParkLand Ventures, Inc.	Virginia
PartnerMD, LLC	Virginia
Retail Data, LLC	Virginia
Rosemont Investment Group, LLC	Delaware
VSC Fire & Security, Inc.	Virginia
Weldship LLC	Pennsylvania
Markel West, Inc.	California
MINT Canadian Specialty Underwriters Limited	Canada
Markel Canada Limited	Canada
MKL Services Company	Virginia
Nephila Advisors LLC	Delaware
Nephila Holdings Ltd.	Bermuda
Nautical Management Ltd.	Bermuda
Nephila Capital Ltd.	Bermuda
Nephila Syndicate Management Limited	England
Rubik Reinsurance Ltd.	Bermuda
Prairie State Administrative Services, Inc.	Illinois
State National Companies, Inc.	Delaware
City National Insurance Company	Texas
Independent Specialty Insurance Company	Delaware
National Specialty Insurance Company	Texas
Pinnacle National Insurance Company	Texas
State National Insurance Company, Inc.	Texas
Superior Specialty Insurance Company	Delaware
T.B.A. Insurance Group, Ltd.	Texas
United Specialty Insurance Company	Delaware